UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

SmartStop Self Storage, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2014, SSTI Preferred Investor, LLC (the “Preferred Investor”), a subsidiary of SmartStop Self Storage Operating Partnership, L.P., the operating partnership of SmartStop Self Storage, Inc. (the “Registrant”), entered into certain loan documents attached hereto as exhibits in connection with a bridge term loan (the “KeyBank Bridge Loan”) obtained from KeyBank National Association as lender and Administrative Agent (“KeyBank”) and Fifth Third Bank as co-lender. The Registrant caused the Preferred Investor to enter into the KeyBank Bridge Loan to fund the preferred equity investments (the “Preferred Equity Investments”) of the Preferred Investor in the operating partnerships of Strategic Storage Growth Trust, Inc. (“SSGT”) and Strategic Storage Trust II, Inc. (“SST II”), each a REIT sponsored by the Registrant. The terms of the Preferred Equity Investments are described further in Item 8.01 below. The terms of the KeyBank Bridge Loan are described further in Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Under the terms of the KeyBank Bridge Loan, the Preferred Investor may borrow up to $80 million, of which $12 million (the “Initial Draw”) was funded at closing. The KeyBank Bridge Loan will be used by the Preferred Investor to fund the Preferred Equity Investments. The KeyBank Bridge Loan may be fully funded through a maximum of seven draws no later than March 31, 2015. Amounts repaid under the KeyBank Bridge Loan may not be redrawn.

The KeyBank Bridge Loan has an initial term of 364 days, maturing on October 30, 2015 (the “Maturity Date”). The Preferred Investor may extend the Maturity Date to April 30, 2016, subject to certain conditions outlined further in the credit agreement for the KeyBank Bridge Loan (the “Credit Agreement”). Payments due pursuant to the KeyBank Bridge Loan are interest-only for the life of the loan and are due monthly. The KeyBank Bridge Loan bears interest at the Preferred Investor’s option of either (i) LIBOR plus 650 basis points (“LIBOR”); or (ii) Alternate Base Rate plus 550 basis points (each as defined in the Credit Agreement). The Preferred Investor elected to have the LIBOR apply to the Initial Draw, which equated to an initial interest rate of approximately 6.66%.

The Preferred Investor must reduce the principal amount of the KeyBank Bridge Loan to no greater than the amounts and on the corresponding dates provided below, commencing on the date that is the earlier of (a) the last day of the second month following the acquisition of the last Portfolio Property (as defined in the Credit Agreement) by SS Growth Operating Partnership, L.P. (the “SSGT Operating Partnership”), the operating partnership of SSGT, or Strategic Storage Operating Partnership II, L.P. (the “SST II Operating Partnership”), the operating partnership of SST II; or (b) May 31, 2015 (such date, (a) or (b), is the “Curtailment Date”). Such reductions may be satisfied through (i) principal paydowns or (ii) a termination by the Preferred Investor of a portion of the undrawn commitment amount by notice to KeyBank or any combination of (i) and (ii).

Curtailment Date:	$77 million

Curtailment Date plus two months:	$71 million

Curtailment Date plus four months:	$61 million

Curtailment Date plus six months:	$49 million

Curtailment Date plus eight months:	$37 million

Curtailment Date plus ten months:	$25 million

Curtailment Date plus twelve months, until the Maturity Date (as it may be extended):	$11 million

The KeyBank Bridge Loan is secured by a perfected lien on the Preferred Equity Investments. The KeyBank Bridge Loan may be prepaid or terminated at any time without penalty; provided, however, that KeyBank shall be indemnified for any breakage costs associated with any LIBOR borrowings. Pursuant to that certain guaranty dated October 31, 2014 in favor of KeyBank, the Registrant serves as a guarantor of all obligations due under the KeyBank Bridge Loan.

The KeyBank Bridge Loan contains a number of other customary terms and covenants, including the following (capitalized terms are as defined in the Credit Agreement):

The Preferred Investor and the Registrant must meet the following financial tests, on a consolidated basis and calculated as of the close of each fiscal quarter: (1) a Total Leverage Ratio of no more than 60%; (2) a Tangible Net Worth of at least $250 million; (3) an Interest Coverage Ratio of no less than 1.85 to 1.0; (4) a Fixed Charge Ratio of no less than 1.6 to 1.0; and (5) a ratio of varying rate Indebtedness to total Indebtedness not in excess of 30%.

The description of the KeyBank Bridge Loan above is qualified in its entirety by the Credit Agreement, KeyBank Promissory Note, Fifth Third Promissory Note, and Guaranty attached hereto as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On July 31, 2014, the Registrant, through the Preferred Investor, entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement with the SSGT Operating Partnership and SSGT, pursuant to which the Preferred Investor would purchase units of limited partnership interest in the SSGT Operating Partnership. In exchange for up to approximately 724,000 preferred units of limited partnership interest in the SSGT Operating Partnership (the “SSGT Preferred Units”), the Preferred Investor agreed to provide up to approximately $18.1 million of preferred equity investment in the SSGT Operating Partnership to be used solely for investments in self storage properties. Each of the SSGT Preferred Units has a liquidation preference of $25.00, plus all accumulated and unpaid distributions. As of October 31, 2014, the Preferred Investor had invested approximately $10 million in the SSGT Operating Partnership in exchange for approximately 400,000 SSGT Preferred Units.

On November 3, 2014, the Registrant, through the Preferred Investor, entered into a Series A Cumulative Redeemable Preferred Unit Purchase Agreement with the SST II Operating Partnership and SST II, pursuant to which the Preferred Investor agreed to purchase units of limited partnership interest in the SST II Operating Partnership. In exchange for approximately 2,600,000 units of limited partnership interest in the SST II Operating Partnership (the “SST II Preferred Units”), the Preferred Investor agreed to provide up to approximately $65.0 million of preferred equity investment in the SST II Operating Partnership to be used solely for investment in self storage properties. Each of the SST II Preferred Units has a liquidation preference of $25.00, plus all accumulated and unpaid distributions. As of November 3, 2014, the Preferred Investor had invested approximately $6.5 million in the SST II Operating Partnership in exchange for approximately 260,000 SST II Preferred Units.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement for KeyBank Bridge Loan

10.2	KeyBank Promissory Note for KeyBank Bridge Loan

10.3	Fifth Third Promissory Note for KeyBank Bridge Loan

10.4	Guaranty for KeyBank Bridge Loan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE, INC.

Date: November 5, 2014	By:	/s/ Michael S. McClure

Michael S. McClure
Executive Vice President, Chief Financial Officer, and Treasurer

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